Exhibit 10.1
EXECUTION COPY
     FIRST AMENDMENT dated as of July 18, 2008 (this “Amendment”), to the AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of April 20, 2007 (the “Credit Agreement”), among THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (“Goodyear”); GOODYEAR DUNLOP TIRES EUROPE B.V., a corporation organized under the laws of the Netherlands; GOODYEAR DUNLOP TIRES GERMANY GMBH, a company organized under the laws of the Federal Republic of Germany; GOODYEAR GMBH & CO KG, a partnership organized under the laws of the Federal Republic of Germany; DUNLOP GMBH & CO KG, a partnership organized under the laws of the Federal Republic of Germany; GOODYEAR LUXEMBOURG TIRES S.A., a société anonyme organized under the laws of Luxembourg; the lenders party thereto (together with their successors and permitted assigns thereunder, the “Lenders”); J.P. MORGAN EUROPE LIMITED, as Administrative Agent (in such capacity, the “Administrative Agent”); and JPMORGAN CHASE BANK, N.A., as Collateral Agent.
          WHEREAS, on the terms and conditions set forth in the Credit Agreement, the Lenders have extended and agreed to extend credit to the Borrowers; and
          WHEREAS Goodyear and the Borrowers have requested, and the Lenders under the Credit Agreement whose signatures appear below, constituting at least the Majority Lenders, are willing to amend certain provisions of the Credit Agreement on the terms and subject to the conditions set forth herein.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
          SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement or, if not defined therein, in the Guarantee and Collateral Agreement, each as amended hereby or pursuant hereto.
          SECTION 2. Amendment of Schedule 1.01(d) of the Credit Agreement. Schedule 1.01(d) of the Credit Agreement is hereby amended by inserting immediately following the words “(including all Equity Interests in Goodyear Dunlop Tires Ireland Limited)”: “, excluding bank accounts and accounts receivable included in or subject to a Qualified Receivables Transaction, and also excluding bank accounts and accounts receivable intended to be included in or subject to a Qualified Receivables Transaction. For the avoidance of doubt, any or all bank accounts and accounts receivable of any Grantor organized under the laws of the United Kingdom (the “UK Grantor”) may be included in a Qualified Receivables Transaction; in determining whether a transaction involving bank accounts and accounts receivable of any UK Grantor constitutes a

Qualified Receivables Transaction the further proviso of the definition of “Qualified Receivables Transaction” shall be disregarded.” The Collateral Agent is hereby authorized and directed to grant all necessary releases of any Liens on any such bank accounts or accounts receivable pursuant to any Security Document and to take any other action it may deem advisable in order to facilitate the inclusion of bank accounts and accounts receivable of any UK Grantor in any Qualified Receivables Transaction.
          SECTION 3. Representations and Warranties. Each of Goodyear and each Borrower represents and warrants to the Administrative Agent and the Lenders that:
          (a) On the date hereof, after giving effect to this Amendment, no Default has occurred and is continuing.
          (b) All representations and warranties of Goodyear and each Borrower set forth herein and in the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date (in which case they were true and correct as of such earlier date).
          SECTION 4. Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received counterparts hereof duly executed and delivered by Goodyear, each Borrower and the Majority Lenders.
          SECTION 5. No Other Amendments or Waivers; Confirmation. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. Nothing herein shall be deemed to entitle Goodyear or the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall be a Credit Document for all purposes of the Credit Agreement.
          SECTION 6. Expenses. Goodyear agrees to pay or reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP and Allen & Overy LLP, counsel for the Administrative Agent.
          SECTION 7. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
          SECTION 8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the signature pages hereof.

          SECTION 9. Headings. The section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

THE GOODYEAR TIRE & RUBBER COMPANY,

by	/s/ Damon Audia
Name: Damon Audia
Title: Vice President and Treasurer

GOODYEAR DUNLOP TIRES EUROPE B.V.,

by	/s/ W. Schiemichen
Name: Wolfgang Schiemichen
Title: Director

by	/s/ D. Golsong
Name: Dominique Golsong
Title: Director

GOODYEAR DUNLOP TIRES GERMANY GMBH,

by	/s/ R. Landwehr
Name: Dr. Rainer Landwehr
Title: Group Managing Director

by	/s/ Luca Crepaccioli
Name: Luca Crepaccioli
Title: Managing Director

GOODYEAR GMBH & CO. KG,

by	/s/ Klaus Romanus
Name: Klaus Romanus
Title: Managing Director

by	/s/ Michael Kuhn
Name: Michael Kuhn
Title: Managing Director

DUNLOP GMBH & CO. KG,

by	/s/ Klaus Romanus
Name: Klaus Romanus
Title: Managing Director

by	/s/ Michael Kuhn
Name: Michael Kuhn
Title: Managing Director

GOODYEAR LUXEMBOURG TIRES S.A.,

by	/s/ H. Lange
Name: H. Lange
Title: Director

by	/s/ T. Sirchepakshev
Name: T. Sirchepakshev
Title: Manager Finance operations

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J.P. MORGAN EUROPE LIMITED, individually and as Administrative Agent,

by	/s/ Ching Loh
Name: Ching Loh
Title: Associate

JPMORGAN CHASE BANK, N.A. individually and as Collateral Agent,

by	/s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

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The undersigned institution hereby approves and becomes a party to the First Amendment dated as of July 18, 2008, to the Amended and Restated Revolving Credit Agreement dated as of April 30, 2007, of The Goodyear Tire & Rubber Company; Goodyear Dunlop Tires Europe B.V., Goodyear Dunlop Tires Germany GmbH, Goodyear GmbH & CO. KG, Dunlop GmbH & CO. KG and Goodyear Luxembourg Tires S.A.:

NAME OF INSTITUTION:

by
Name:
Title:

For any institution requiring a second signature line:

by
Name:
Title:

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